UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2010

Novell, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-13351	87-0393339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

404 Wyman Street, Suite 500, Waltham, MA 02451

(Address of principal executive offices)

(781) 464-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On November 21, 2010, Novell, Inc., a Delaware corporation (“Novell”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Attachmate Corporation, a Washington corporation (“Attachmate”), and Longview Software Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Attachmate (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Novell, with Novell continuing as the surviving corporation and a wholly-owned subsidiary of Attachmate (the “Merger”). Novell’s board of directors has approved the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the time the Merger is effective, each issued and outstanding share of Novell’s common stock, other than treasury shares, shares held by Attachmate, Merger Sub or any other direct or indirect wholly owned subsidiary of Attachmate or Novell and shares held by stockholders who perfect their appraisal rights, will be converted into the right to receive $6.10 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

Upon completion of the Merger, each outstanding option to purchase Novell common stock (an “Option”) and each outstanding award or unit (other than retention program restricted stock units (“Retention RSUs”)) entitling its recipient to retain or receive, upon vesting, Novell common stock (“Restricted Stock”) will become fully vested and converted into the right to receive cash payments. The cash payment received by a holder of an Option will be an amount equal to the product of (i) the Merger Consideration less the applicable per-share exercise price multiplied by (ii) the number of shares of Novell common stock issuable upon the exercise of such Option. The cash payment received by a holder of Restricted Stock will be an amount equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of Novell common stock subject to the award. Upon completion of the Merger, Retention RSUs will be converted into the right to receive cash payments in amounts equal to the Merger Consideration for each share of Novell common stock subject to such Retention RSUs, subject to and in accordance with their existing vesting schedule.

Under the Merger Agreement, Novell has agreed, among other things and subject to certain exceptions, (i) to conduct its business in the ordinary course of business during the interim period between the execution of the Merger Agreement and consummation of the Merger; (ii) to cause a stockholder meeting to be held to consider adoption of the Merger Agreement; (iii) subject to certain limited exceptions to permit the board of directors to comply with their fiduciary duties, that Novell’s board of directors will recommend that Novell stockholders adopt the Merger Agreement and thereby approve the Merger; and (iv) not to solicit proposals relating to alternative transactions and, subject to certain limited exceptions, to permit the board of directors to comply with their fiduciary duties, not to enter into discussions or negotiations concerning, or to provide information in connection with, alternative transactions.

The Merger Agreement contains customary representations and warranties of the parties and certain termination rights for both Novell and Attachmate. In certain specified circumstances upon termination of the Merger Agreement, including a termination by Novell to enter into an agreement for a superior proposal, Novell will be required to pay Attachmate a termination fee equal to $60 million. In certain other circumstances upon termination of the Merger Agreement by Novell, Attachmate will be required to pay Novell a reverse termination fee equal to $120 million.

Consummation of the Merger is subject to certain conditions to closing, including, among others, (i) the approval by Novell’s stockholders; (ii) the expiration or termination of the waiting period (and any extensions thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and certain other antitrust laws; (iii) the absence of any law, order or other action enjoining or otherwise prohibiting consummation of the Merger; (iv) the absence of a material adverse effect on Novell; (v) the closing of the transactions contemplated by the Patent Purchase Agreement (as defined below); (vi) the accuracy of the parties’ respective representations and warranties; (vii) the parties’ respective compliance with agreements and covenants contained in the Merger Agreement; and (viii) the availability to Novell and its subsidiaries of cash and cash equivalents equal to approximately $1.03 billion.

Subject to the terms and conditions of the Merger Agreement, Attachmate has agreed to use its reasonable best efforts to arrange and obtain financing, consisting of equity financing in an aggregate amount of $425 million and debt financing in the aggregate amount of $1.09 billion, to pay the aggregate Merger Consideration. Prior to Novell’s execution of the Merger Agreement, Attachmate entered into, and provided copies to Novell of, equity funding letters with certain equity investors and debt commitment letters with certain financial institutions for this financing. Attachmate has represented to Novell that the net proceeds contemplated by the equity funding and debt commitment letters, together with cash and cash equivalents available to Attachmate (including cash available to Novell and its subsidiaries), will in the aggregate be sufficient for the consummation of the Merger upon and in accordance with the terms and conditions of the Merger Agreement.

In addition, affiliates of each of Francisco Partners, L.P., Golden Gate Private Equity, Inc. and Thoma Bravo, LLC (the “Guarantors”), who together lead an investment group that owns Attachmate, has entered into a limited guarantee in favor of Novell dated November 21, 2010 (collectively, the “Limited Guarantees”) guaranteeing, up to the amount and on and subject to the terms and conditions set forth therein, the payment of the reverse termination fee that may become payable by Attachmate as described above and certain other specified obligations of Attachmate under the Merger Agreement.

Novell is working towards completing the Merger as quickly as possible and currently expects to consummate the Merger in the first calendar quarter of 2011. However, dates for the meeting of Novell’s stockholders to vote on the adoption of the Merger Agreement and the closing of the Merger have not yet been determined. The Merger Agreement provides that, without Attachmate’s agreement, the closing of the Merger shall not occur earlier than the final day of the Marketing Period, a term which is defined in the Merger Agreement to be the first 20 consecutive calendar days, commencing on the first day after the mailing of the proxy statement for the Merger on which (i) Attachmate shall have received all financial and other information regarding Novell as may be necessary or reasonably required by Attachmate in connection with its debt financing, including information with respect to Novell’s fiscal year ended October 31, 2010, and (ii) all of the conditions to the obligations of Attachmate and Merger Sub to consummate the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the closing and other than the closing of the transactions contemplated by the Patent Purchase Agreement). Further, Attachmate is not required to complete the Merger on or before January 23, 2011.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which will be filed as Exhibit 2.1 hereto by an amendment to this Current Report on Form 10-K.

The Merger Agreement will be attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about Novell, Attachmate or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the dates specified in the Merger Agreement or the confidential disclosure schedule, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Novell’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Novell or Attachmate or any of their respective subsidiaries or affiliates.

Patent Purchase Agreement

Also on November 21, 2010, Novell entered into a Patent Purchase Agreement (the “Patent Purchase Agreement”) with CPTN Holdings LLC, a Delaware limited liability company and consortium of technology companies organized by Microsoft Corporation (“CPTN”). The Patent Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Patent Purchase Agreement, Novell will sell to CPTN all of Novell’s right, title and interest in 882 patents (the “Assigned Patents”) for $450 million in cash (the “Patent Sale”).

The Patent Purchase Agreement contains representations and warranties of the parties, including with respect to Novell’s title to the Assigned Patents, existing licenses and rights with respect to the Assigned Patents, restrictions on rights to the Assigned Patents, the validity and enforceability of the Assigned Patents and the equity commitments of the members of CPTN to fund CPTN in an aggregate amount equal to or exceeding $450 million.

The Patent Purchase Agreement will, by its terms, automatically terminate upon the termination of the Merger Agreement, except that, if Novell receives an acquisition proposal that contemplates an acquisition of Novell other than by an acquirer whose acquisition proposal contemplates that Novell will retain all of the Assigned Patents, Novell deems such a proposal to be a superior proposal to the Merger, and CPTN elects to continue the Patent Purchase Agreement, the Patent Purchase Agreement will remain in full force and effect. Under such circumstances, references in the Patent Purchase Agreement to the Merger Agreement will automatically be deemed to be to the acquisition agreement between Novell and the party from which Novell has accepted the superior proposal (the “Alternate Merger Agreement”). In addition, CPTN may also elect to continue the Patent Purchase Agreement in the event that the Merger Agreement is terminated for any other reason than Novell’s receipt of an acquisition proposal for the entire company that it deems to be a superior proposal to the Merger, in which case the Patent Purchase Agreement will remain in full force and effect and references in the Patent Purchase Agreement to the Merger Agreement shall automatically be deemed to be of no force or effect.

Each of Novell and CPTN has separate rights to terminate the Patent Purchase Agreement without the agreement of the other party if (i) the closing of the Patent Sale has not occurred or it will not be possible for the closing of the Patent Sale to occur on or prior to April 20, 2011 (or if extended, the outside termination date specified in the Merger Agreement or an Alternate Merger Agreement, if applicable), provided that this termination right will not be available to a party if its breach of the Patent Purchase Agreement has been the cause of or resulted in the failure to consummate the Patent Sale; or (ii) the closing of the Merger does not occur immediately after the closing of the Patent Sale (unless CPTN has waived such termination right), provided that this termination right will not be available to a party if its actions have been the cause of or resulted in the failure to consummate the Merger. In the event that CPTN has elected to continue the Patent Purchase Agreement following a termination of the Merger Agreement as described above, Novell and CPTN will enter into a royalty-free, fully paid-up patent cross license for no additional consideration, effective as of the closing, with respect to all patents and patent applications owned or controlled by them on mutually acceptable terms that are no less favorable in the aggregate to either party than the terms of any other patent cross license offered by CPTN to any other person (other than any member of CPTN or an affiliate of any such member).

Consummation of the Patent Sale is subject to certain conditions to closing, including, among others, (i) the expiration or termination of the waiting period applicable to the consummation of the Patent Sale under the HSR Act and certain other antitrust laws; (ii) all required governmental approvals under applicable law shall have been obtained; (iii) the absence of any law, order or other action enjoining or otherwise prohibiting consummation of the Patent Sale; (iv) the absence of any threatened or pending action by any governmental entity challenging or seeking to prevent, alter or materially delay the Patent Sale, seeking to restrain or interfere with the operation of CPTN or the Assigned Patents or seeking to require CPTN or any of its members or affiliates to divest any assets (including any Assigned Patents) or businesses or to agree to restrictions or limitations on its assets (including any Assigned Patents) or businesses; (v) the absence of any threatened or pending action with respect to CPTN by any person (other than a party to the Merger Agreement or its affiliate) that CPTN reasonably believes is reasonably likely to prevail in preventing, enjoining or materially altering or delaying the closing of the Patent Sale beyond a reasonable period of time under the circumstances and that, if successful, would reasonably be expected to adversely affect the benefits of the Patent Sale to CPTN in any material respect; (vi) the satisfaction or waiver of each of the conditions to the consummation of the Merger or alternate merger (other than the closing of the Patent Sale), and the parties to the Merger Agreement or the Alternate Merger Agreement, as the case may be, shall be ready, willing and able to consummate the Merger or alternate merger, as the case may be, immediately after the closing of the Patent Sale; (vii) the accuracy of the parties’ respective representations and warranties; and (viii) the parties’ respective compliance with agreements and covenants contained in the Patent Purchase Agreement.

Information Regarding Certain Relationships

Novell and Microsoft are parties to a Business Collaboration Agreement, a Technical Collaboration Agreement and a Patent Cooperation Agreement that collectively were designed to build, market and support a series of new solutions to enhance the interoperability of Novell’s products with Microsoft’s products.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Novell and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the proposed Patent Sale and the proposed Merger may not be consummated in a timely manner, if at all; (ii) the risk that the definitive Merger Agreement may be terminated in circumstances that require Novell to pay Attachmate a termination fee of $60 million; (iii) risks related to the diversion of management’s attention from Novell’s ongoing business operations; (iv) risks regarding the failure of Attachmate to obtain the necessary financing to complete the Merger; (v) the effect of the announcement of the Patent Sale or the Merger on Novell’s business relationships (including, without limitation, partners and customers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the Patent Sale and the Merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Additional risk factors that may affect future results are contained in Novell’s filings with the Securities and Exchange Commission, which are available at the SEC’s website http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Novell. Novell expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed Merger, Novell intends to file relevant materials with the SEC, including a proxy statement. Investors and security holders of Novell are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Novell, the proposed Patent Sale, the proposed Merger and the parties to these proposed transactions. Investors and security holders may obtain these documents (and any other documents filed by Novell and Attachmate with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC by Novell may be obtained free of charge by directing such request to: Novell Investor Relations at 1-800-317-3195 or from the investor relations website portion of Novell’s website at http://www.novell.com/company/ir/. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

Novell and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Novell’s stockholders in respect of the proposed Merger. Information regarding Novell’s directors and executive officers is contained in Novell’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, its proxy statement for its 2010 Annual Meeting of Stockholders, dated February 26, 2010, and subsequent filings which Novell has made with the SEC. Stockholders may obtain additional information about the directors and executive officers of Novell and their respective interests with respect to the proposed Merger by security holdings or otherwise, which may be different than those of Novell’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when filed with the SEC. Each of these documents is, or will be, available as described above.

Item 8.01	Other Events.

On November 22, 2010, Novell issued a press release announcing that it had entered into the Merger Agreement and the Patent Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 21, 2010, by and among Novell, Inc., Attachmate Corporation and Longview Software Holdings (1)

99.1	Press Release of Novell, Inc. dated November 22, 2010

(1)	A copy of the Merger Agreement will be filed as Exhibit 2.1 to this Current Report on Form 8-K by an amendment to this Current Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc.

Date: November 22, 2010	By:	/s/ Dana C. Russell
Dana C. Russell
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 21, 2010, by and among Novell, Inc., Attachmate Corporation and Longview Software Holdings (1)

99.1	Press Release of Novell, Inc. dated November 22, 2010

(1)	A copy of the Merger Agreement will be filed as Exhibit 2.1 to this Current Report on Form 8-K by an amendment to this Current Report on Form 10-K.